UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

Xzeres Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-54742	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9025 SW Hillman Court, Suite 3126	97070
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  503-388-7350
__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On August 27, 2014, Xzeres Corp. (“Company”) announced details regarding its consummation of the following:

(i) new term loan with Wells Fargo Bank, National Association,

(ii) repayment of its outstanding indebtedness to Renewable Power Resources, LLC,

(iii) payment of $1,105,000 to Hanover Holdings I, LLC (“Hanover”) in consideration of the settlement of the Company’s outstanding indebtedness to Hanover Holdings I, LLC and the surrender and retirement of the outstanding warrant for 600,000 shares of the Company common stock held by Hanover,

(iv) repayment and private placement of common stock to Ronald Elvidge to satisfy the outstanding indebtedness of the Company to Ronald Elvidge as well as the surrender and retirement of the outstanding Series A Preferred Stock and common stock warrants of the Company held by Ronald Elvidge (the “Elvidge Settlement”), and

(v) the private placement of shares of common stock in connection with warrant exercises by each of Paul DeBruce and Ravago Holdings America, Inc. (the “Warrant Exercises”), and

(vi) the private placement of shares of common stock in connection with additional capital investments from each of Paul DeBruce, Ravago Holdings America, Inc. and Plastiche S.A. (the “Investments”).

With its consummation of the transactions described above, the Company was able to significantly reduce its annual interest expense by approximately $1 million, retire all of outstanding preferred stock, eliminate a significant number of its outstanding warrants, as well as obtain additional funds for working capital in excess of $5.5 million. Some of these transactions are described in more detail below.

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2014, the Company entered into a Credit Agreement (“Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the lender party (“Lender”) thereto. Under the Credit Agreement, the Lender has agreed to make a term loan to the Company in the principal amount of $15 million (the “Term Loan”). Management intends to use proceeds of the Term Loan to repay certain of the Company’s existing indebtedness as described above and to provide funds for working capital.

Outstanding borrowings under the Credit Agreement bear interest, at the Company’s option, at a base rate plus an applicable margin of 1.75% or LIBOR rate plus 3.00%.  The Company also paid a closing fee equal to 1% of the term loan amount and is obligated to pay a servicing fee of $1,000 per month. The Company may prepay borrowings under the Credit Agreement at any time after five days notice without premium or penalty. Any amounts outstanding under the Credit Agreement will be repaid on a monthly basis beginning on January 31, 2015 based on a 7 year amortization schedule, and any remaining amount owing shall be due by the maturity date under the Credit Agreement, which is February 21, 2016. In addition to the required amortization payments, the Company is also required to prepay the Term Loan with the net cash proceeds of certain mandatory prepayment events, such as certain asset dispositions, additional indebtedness, equity issuances, extraordinary receipts as well as seventy five percent of the Company’s excess cash flow on a quarterly basis commencing with the period ended February 28, 2015.

The Credit Agreement contains customary representations, warranties and covenants for a transaction of this nature, including, among other things, covenants relating to financial reporting and complying with specified minimum EBITDA requirements.

Borrowings under the Credit Agreement are secured by a first priority lien on all of the Company’s and its domestic subsidiaries’ assets including accounts receivable, inventory, cash, deposit accounts, commodity accounts, certain assets related thereto and proceeds of the foregoing, as well as a pledge of certain equity of the Company’s wholly owned subsidiaries.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As described above, which such provisions are incorporated into this Item 1.02 by reference, the Company used a portion of the proceeds of the Term Loan and the Investments to repay its obligations to Renewable Power Resources, LLC (“RPR”) and retire and terminate the related Loan Agreement and loan documents as to RPR, the Amended and Restated Revolving Credit Note and related loan documents as to Hanover, and the Amended and Restated Term Note and related loan documents as to Ronald Elvidge.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference hereunder.

Item 3.02 Unregistered Sales of Equity Securities

As described above, on August 21, 2014, the Company closed its private placements of common stock relating to the Elvidge Settlement and the Investments, as well as initiated the issuance of the shares relating to the Warrant Exercises.

With respect to the Elvidge Settlement, the Company has initiated the issuance of 1,000,000 shares of common stock, along with the payment of $1,350,000, in exchange for the surrender by Mr. Elvidge of his 1,428,571 shares of Series A Preferred Stock of the Company and warrants convertible into 2,142,857 shares of common stock of the Company, as well as the satisfaction in full of Amended and Restated Term Note dated April 16, 2014 in the original principal amount of $660,000.

With respect to the Warrant Exercises, (i) Paul DeBruce exercised his existing warrants issued by the Company by paying the aggregate exercise price of $887,550 in exchange for the 2,535,857 shares of common stock subject to his warrants, and (ii) Ravago Holdings America, Inc. exercised its existing warrants issued by the Company by paying the aggregate exercise price of $391,029 in exchange for the 1,117,227 shares of common stock subject to its warrants.

With respect to the Investments, (i) Paul DeBruce invested an additional $898,530 in a private placement in exchange for 3,594,120 shares of common stock, (ii) Ravago Holdings America, Inc. invested an additional $302,891 in a private placement in exchange for 865,403 shares of common stock, and (iii) Plastiche, S.A., invested $2,400,000 in a private placement in exchange for 8,635,966 shares of common stock.

The shares of common stock were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D. The shares were sold to accredited investors as defined in Regulation D under the Securities Act. No general solicitation or advertising was used in connection with the offering. All securities sold are “restricted securities” within the meaning of Regulation D.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Credit Agreement by and among Wells Fargo Bank, National Association, as administrative agent, the lender that is a party thereto, and Xzeres Corp., dated as of August 21, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xzeres corp. (Registrant)
August 27, 2014 (Date)	/s/ Steve Shum Steve Shum Chief Financial Officer

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